UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 28, 2006

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices) (Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into Material Definitive Agreement.

On February 28, 2006, the Compensation/Management Development Committee of the Board of Directors of Quaker Chemical Corporation (the “Company”) granted time-based restricted stock awards to certain of its executive officers. The grants were made to the following officers pursuant to the Company’s 2001 Long-Term Performance Incentive Plan and a Form of Restricted Stock Award Agreement:

Name and Title	Shares
Ronald J. Naples
Chairman and Chief Executive Officer	13,000

Michael F. Barry
Sr. Vice President and Managing Director – North America	1,650

Mark A. Harris
Sr. Vice President – Global Strategy and Marketing	1,650

Neal E. Murphy
Vice President and Chief Financial Officer	1,650

Wilbert Platzer
Vice President and Managing Director – Europe	1,650

D. Jeffry Benoliel
Vice President, Secretary and General Counsel	950

Jose Luiz Bregolato
Vice President and Managing Director – South America	750

Jan F. Nieman
Vice President and Managing Director – Asia/Pacific	750

Certain other non-executive officers (11 persons) will also receive an aggregate of 7,600 restricted shares.

Under the Form of Restricted Stock Award Agreement, the restricted stock vests in a single installment on February 28, 2009. Unvested shares of restricted stock are forfeited upon the recipient’s termination of employment with the Company, except in certain circumstances.

The Form of Restricted Stock Award Agreement is attached hereto as Exhibit 10.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10	Form of Restricted Stock Award Agreement with executive officers and other employees used in connection with the Quaker Chemical Corporation 2001 Long-Term Performance Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: March 6, 2006	By:	/s/ D. JEFFRY BENOLIEL
D. Jeffry Benoliel Vice President, Secretary and General Counsel